UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 1, 2006

EXPRESS SCRIPTS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20199	43-1420563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13900 Riverport Drive, Maryland Heights, MO (Address of Principal Executive Offices)	63043 (Zip Code)

Registrant’s telephone number including area code: 314-770-1666

No change since last report
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 1, 2006, Express Scripts, Inc. (the “Company”) entered into executive employment agreements with several key executives, including the following named executive officers: Thomas Boudreau, David Lowenberg, Patrick McNamee and Edward Stiften (the “Named Officers”). The general form of the employment agreements is attached as Exhibit 10.1 hereto. The employment agreements are substantially identical and contain the following general terms:

•
Term of Employment Agreements. The initial employment period under the agreements runs from May 1, 2006 through March 31, 2007, and, under each of the agreements, the employment period is automatically extended for successive one-year renewal periods unless either party gives timely notice of non-renewal at least ninety days prior to the end of the then current term.

•	Positions. The agreements provide for the Named Officers to continue to hold their current positions, as follows:

Executive	Position
Thomas Boudreau	Senior Vice President and General Counsel
David Lowenberg	Chief Operating Officer
Patrick McNamee	Senior Vice President and Chief Information Officer
Edward Stiften	Senior Vice President and Chief Financial Officer

•
Compensation and Benefits. Each employment agreement generally provides for: (i) the payment of an annual base salary (which may not be reduced after any increase); (ii) a guaranteed minimum annual bonus target equal to a fixed percentage of the executive’s base salary pursuant to the terms of the Company’s bonus plan; (iii) participation in Company employee benefit plans (other than bonus and incentive plans) on the same basis as such plans are generally made available to similarly situated senior executives of the Company; (iv) the executive’s right to receive restricted stock, stock options and other equity awards and deferred compensation, to the extent determined by the Company, the Board of Directors or the Compensation and Development Committee of the Board (the “Compensation Committee”) from time to time; (v) the reimbursement of reasonable business expenses incurred by the executive in performing his duties under the agreement; and (vi) such perquisites and fringe benefits to which similarly situated executives of the Company are entitled and which are suitable for the executive’s position. The specific compensatory amounts for each of the Named Officers under the new agreements are as follows:

Executive	Initial Annual Base Salary	Guaranteed Minimum Annual Bonus Target (1)
Thomas Boudreau	$411,000	65%
David Lowenberg	$482,000	75%
Patrick McNamee	$339,000	62%
Edward Stiften	$409,000	75%
        (1) Expressed as a percentage of the executive’s annual base salary.

•
Benefits Upon Termination of Employment Prior to Expiration of Employment Period. Each employment agreement provides for the provision and forfeiture of certain benefits if the executive’s employment is terminated prior to the expiration of the employment period (including any renewal period in effect). In general, if the executive’s employment is terminated prior to expiration of the employment period, the executive is not entitled to receive any further payments or benefits which have not already been paid or provided except as follows:

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The executive will be entitled to (i) all previously earned and accrued, but unpaid, annual base salary; (ii) reimbursement for any business expenses properly incurred prior to termination; and (iii) such other employee benefits (if any) to which the executive may be entitled under the Company’s employee benefit plans (collectively, the "Accrued Rights").

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If the executive’s employment is terminated by the Company other than for Cause or Disability, or by the executive for Good Reason (as those terms are defined in the agreement), the executive is entitled to receive the Accrued Rights plus: (i) any annual bonus earned for a previously completed fiscal year but unpaid as of the termination date, payable to the extent the corporate bonus pool is approved by the Compensation Committee; (ii) subject to compliance with the restrictive covenants described below, a severance benefit equal to 18 months of his base salary plus 150% of a specified portion of the executive’s bonus potential for the year based on the average percentage of the potential earned for the three prior years; and (iii) reimbursement for the cost of continuing medical insurance under COBRA for 18 months after termination of employment.

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If the executive’s employment terminates on account of death, Disability or Retirement (as those terms are defined in the agreement) prior to the end of his initial employment period under the agreement, he generally is entitled to receive the Accrued Rights plus any annual bonus earned for a previously completed fiscal year but unpaid as of the termination date, payable to the extent the corporate bonus pool is approved by the Compensation Committee. Also, with respect to any grants made to the executive under the Company’s 2000 Long Term Incentive Plan during the term of the agreement, a proper Retirement under the agreement shall be deemed to be a retirement under such plan.

In addition, if either party elects not to renew the agreement at the end of any employment period, the executive shall be entitled to receive the Accrued Rights plus any annual bonus earned for a previously completed fiscal year but unpaid as of the termination date, payable to the extent the corporate bonus pool is approved by the Compensation Committee.

•
Restrictive Covenants. Upon termination of each executive’s employment with the Company, such executive is prohibited from (i) soliciting certain clients or prospective clients of the Company for a period of two years after termination; (ii) soliciting or hiring any employee of the Company for a period of two years after termination; (iii) soliciting or encouraging not to work for the Company any consultant then under contract with the Company for a period of two years, (iv) competing with the Company for a period of eighteen months after termination; or (v) disclosing certain confidential information with respect to the Company or its business.

•
Tax Indemnification. In the event that any amount or benefit paid or distributed to an executive pursuant to the employment agreement, taken together with any amounts or benefits otherwise paid or distributed to such executive by the Company pursuant to any other arrangement or plan (collectively, the “Covered Payments”), would result in the executive’s liability for the payment of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the Company will make a “gross-up” payment to the executive to fully offset the excise tax provided the aggregate present value of the Covered Payments is equal to or exceeds 125% of the maximum total payment which could be made to the executive without triggering the excise tax. If the aggregate present value of the Covered Payments, however, exceeds such maximum amount, but is less than 125% of such maximum amount, then the Company may, in its discretion, reduce the Covered Payments so that no portion of the Covered Payments is subject to the excise tax, and no gross-up payment would be made.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

In connection with entering into the agreements described in Item 1.01 above, on May 1, 2006 (i) the Company and Thomas Boudreau terminated the employment agreement between the Company and Mr. Boudreau entered into on October 29, 2004; (ii) the Company and David Lowenberg terminated the employment agreement between the Company and Mr. Lowenberg entered into on August 31, 2004; and (iii) the Company and Edward Stiften terminated the employment agreement between the Company and Mr. Stiften entered into on April 1, 2004. A brief description of the terms and conditions of each such employment agreement was provided in the Company’s Proxy Statement on Schedule 14A filed on April 18, 2006, which description is incorporated herein by reference. The Company did not incur any early termination penalties in connection with the termination of such employment agreements.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

See exhibit index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS SCRIPTS, INC.
(Registrant)

Date: May 4, 2006                  By: /s/ Thomas M. Boudreau
Name: Thomas M. Boudreau
Title:  Senior Vice President and General Counsel

Exhibit Index

Exhibit No. Exhibit

10.1*	Form of Executive Employment Agreement

* Denotes management contract or compensatory plan arrangements.